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                                                                  EXHIBIT 23.3

                               RAY, QUINNEY & NEBEKER
                              Professional Corporation
                                  Attorneys at Law

                                79 South Main Street
                                   P.O. Box 4385
                            Salt Lake City, Utah  84145

                                 December 31, 1998


First Security Bank, N.A.
79 South Main Street
Salt Lake City, Utah  84111

     RE:  Registration Statement on Form S-3

Ladies and Gentlemen:

     We are members of the Bar of the State of Utah and have acted as counsel to First Security Bank, N.A. ("First Security") in connection with the registration of Asset Backed Certificates to be issued by First
Security-Registered Trademark- Auto Grantor Trusts.

     In connection with our engagement, we consent to the reference to Ray, Quinney & Nebeker under the caption "Legal Matters" in the Prospectus included in the above-referenced Registration Statement.

                                   Very truly yours,

                                   /s/ A. Robert Thorup
                                   -------------------------
                                   A. Robert Thorup